Exhibit (a)(1)(E)
United States Offer to Purchase for Cash
By
ZHIHU INC.
Up to 46,921,448 of Its Class A Ordinary Shares (Including in the Form of American Depositary Shares)
At
HK$9.11 per Class A Ordinary Share
(Equivalent of US$3.50 per American Depositary Share)
ISIN Number of Class A Ordinary Shares: KYG989MJ1017
CUSIP Number of American Depositary Shares: 98955N 207

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 4:00 A.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 30, 2024, UNLESS THE U.S. OFFER IS EXTENDED.

September 9, 2024
To Our Clients:
Enclosed for your consideration are the U.S. Offer to Purchase, dated as of September 9, 2024 and the related materials, including the ADS Letter of Transmittal and the Form of Acceptance, in connection with the U.S. Offer by Zhihu Inc. to buy back up to 46,921,448 of its Class A Ordinary Shares (including in the form of ADSs) at an Offer Price of HK$9.11 per Class A Ordinary Share in cash (equivalent of US$3.50 per ADS), without interest, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and the related materials, including the ADS Letter of Transmittal and the Form of Acceptance. Capitalized terms used but not specifically defined herein shall have the meanings ascribed to them in the U.S. Offer to Purchase. The description of the U.S. Offer in this letter is only a summary and is qualified by the terms and conditions of the U.S. Offer set forth in the U.S. Offer to Purchase and the related materials, including the ADS Letter of Transmittal and the Form of Acceptance.
We or our nominees are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions.
Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and the ADS Letter of Transmittal.
Your attention is directed to the following:
•
The U.S. Offer commenced on Monday, September 9, 2024 and will expire at 4:00 a.m., New York City time, on Wednesday, October 30, 2024, unless extended.

•
The U.S. Offer is subject to the satisfaction of the Condition described in “The U.S. Offer — Terms and Conditions of the U.S. Offer — Condition to the U.S. Offer” of the U.S. Offer to Purchase. The U.S. Offer is not subject to any financing or minimum tender condition.

•
The Company will not pay any fees or commissions to brokers, dealers, commercial banks, trust companies, or other nominees for soliciting tenders of ADSs or Class A Ordinary Shares pursuant to the U.S. Offer. However, the Company will, upon request, reimburse brokers, dealers, commercial banks, trust companies, or other nominees for customary mailing and handling expenses incurred by them in forwarding this U.S. Offer to Purchase, the ADS Letter of Transmittal, and other related materials to the beneficial owners of ADSs or Class A Ordinary Shares held by them as a nominee or in a fiduciary capacity.

•
If required by U.S. federal income tax laws, backup withholding at the applicable backup withholding rate will be imposed on any payments made to certain ADS holders pursuant to the U.S. Offer.

•
In order for a book-entry transfer of ADSs held through a broker, dealer, commercial bank, trust company, or other nominee to constitute a valid tender of ADSs in the U.S. Offer, the ADSs must be tendered by the ADS holder’s broker, dealer, commercial bank, trust company, or other nominee before the Latest Acceptance Time. Further, before the Latest Acceptance Time, the Tender Agent must receive (i) a confirmation of a book-entry transfer of the tendered ADSs into the Tender Agent’s account at DTC and (ii) an Agent’s Message. DTC participants holding ADSs in DTC accounts must tender ADSs through DTC’s ATOP system and follow the procedure for book-entry transfer before the Latest Acceptance Time. Please contact your broker, dealer, commercial bank, trust company, or other nominee when in doubt.
•
Please do not send ADS Letter of Transmittal if DTC’s ATOP system is available. Only in the case of a registered holder of ADRs evidencing ADSs or registered holder of uncertificated ADSs on the books of the Depositary, send the ADS Letter of Transmittal properly completed and duly executed bearing an original signature (with any required signature guarantees), and all other required documents (including ADRs evidencing tendered ADSs, if applicable), to the Tender Agent at the address set forth in the ADS Letter of Transmittal as soon as possible and in any event before the Latest Acceptance Time.

•
Under no circumstances will interest be paid on the Offer Price, regardless of any extension of the U.S. Offer or any delay in making payment for the ADSs.

•
An ADS holder tendering ADSs in the U.S. Offer will have to pay ADS cancellation fees, but not ADS cash distribution fees, payable to the Depositary.

A tender of ADSs held by us or our nominees for your account may only be made by us, as the holder of record of the ADSs, pursuant to your instructions. If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing, and returning to us the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the U.S. Offer. An envelope in which to return your instructions to us is enclosed for your convenience.
U.S. Shareholders cannot tender in the U.S. Offer by means of the ADS Letter of Transmittal and instead should use the Form of Acceptance. The Form of Acceptance can be obtained by contacting the Registrar, Computershare Hong Kong Investor Services Limited, at 17M, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong and at +852 2862-8555 from 9:00 a.m. to 6:00 p.m., Hong Kong time, Monday to Friday (other than public holidays).
THE MATERIALS RELATING TO THE U.S. OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSS HELD BY US OR OUR NOMINEES FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.
THE ENCLOSED ADS LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSS HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH ADSS IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN, AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.
This letter should not be forwarded or transmitted in or into any jurisdiction where to do so would constitute a violation of the relevant laws in such jurisdiction.
Questions or requests for assistance or additional copies of the U.S. Offer to Purchase, the ADS Letter of Transmittal, and any other documents may be directed to your broker, dealer, commercial bank, trust company, or other nominee directly.

INSTRUCTION FORM WITH RESPECT TO
United States Offer to Purchase for Cash
By
ZHIHU INC.
Up to 46,921,448 of Its Class A Ordinary Shares (Including in the Form of American Depositary Shares)
At
HK$9.11 per Class A Ordinary Share
(Equivalent of US$3.50 per American Depositary Share)
PURSUANT TO THE U.S. OFFER TO PURCHASE DATED AS OF SEPTEMBER 9, 2024
The undersigned hereby instructs you to tender the number of ADSs indicated below (and if no number is indicated, all ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the ADS Letter of Transmittal.
The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the U.S. Offer. The undersigned understands and acknowledges that all questions as to the form of documents and the validity, eligibility (including time of receipt), and acceptance for payment of any tender of ADSs, including questions as to the proper completion or execution of any ADS Letter of Transmittal, will be determined by the Company, in its sole discretion and that the Company reserves the absolute right to waive any defect or irregularity in any tender of ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of ADSs.
Capitalized terms used but not specifically defined herein shall have the meanings ascribed to them in the U.S. Offer to Purchase dated as of September 9, 2024.
SIGN HERE
Number of ADSs to be Tendered:
ADSs*	Signature(s)
Name(s)
Account Number:	Address(es)
Dated:	Area Code and Telephone Number
Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned’s account are to be tendered.	Taxpayer Identification or Social Security Number